CUSIP No.	27887E100	13D	Page	27	of	28
EXHIBIT 3
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Statement on Schedule 13D, dated May 24, 2007 (the “Schedule 13D”), with respect to the Common Stock, par value $.01 per share, of eCollege.com is, and any additional amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement shall be included as an exhibit to the Schedule 13D and each such additional amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any additional amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 24th day of May, 2007.

PEARSON PLC
By:	/s/ Philip J. Hoffman
Name:	Philip J. Hoffman
Title:	Secretary

PEARSON OVERSEAS HOLDINGS LTD.
By:	/s/ Stephen Jones
Name:	Stephen Jones
Title:	Secretary

PEARSON LUXEMBOURG HOLDINGS NO. 2 LTD.
By:	/s/ Jennifer Burton
Name:	Jennifer Burton
Title:	Secretary

PEARSON LUXEMBOURG HOLDINGS S.A.R.L.
By:	/s/ David H. Colville
Name:	David H. Colville
Title:	Director

CUSIP No.	27887E100	13D	Page	28	of	28

PEARSON NETHERLANDS B.V.
By:	/s/ David H. Colville
Name:	David H. Colville
Title:	Director

PEARSON INC.
By:	/s/ Philip J. Hoffman
Name:	Philip J. Hoffman
Title:	Executive Vice President

PEARSON LONGMAN, INC.
By:	/s/ Philip J. Hoffman
Name:	Philip J. Hoffman
Title:	Executive Vice President

PEARSON EDUCATION HOLDINGS, INC.
By:	/s/ Philip J. Hoffman
Name:	Philip J. Hoffman
Title:	Executive Vice President

PEARSON EDUCATION, INC.
By:	/s/ Philip J. Hoffman
Name:	Philip J. Hoffman
Title:	Executive Vice President